Angel Oak Mortgage, Inc. Sets Date for Second Quarter 2022 Earnings Release and Conference Call

ATLANTA, GA – July 26, 2022 – Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company”, “AOMR” or “Angel Oak Mortgage REIT”) announced today that the Company will release second quarter 2022 financial results after the market closes on Tuesday, August 9, 2022. A conference call will be held that day at 5:00 p.m. Eastern Time.
Webcast:
A webcast of the conference call will be available at the Investors section of the Company’s website at www.angeloakreit.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To participate in the conference call, dial one of the following numbers at least 15 minutes prior to the start time:
Domestic: 1-877-407-9716
International: 1-201-493-6779

For conference call playback (which can be accessed through August 23, 2022), dial one of the following numbers:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 13730432

About Angel Oak Mortgage REIT
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Contact:
Company Contact
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com

Investor Relations
investorrelations@angeloakreit.com
855-502-3920